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                                                                     Exhibit 1.1




                          ROYCE INVESTMENT GROUP, INC.


                                2,000,000 Shares

                           BIRMAN MANAGED CARE, INC.

                                  Common Stock


                             UNDERWRITING AGREEMENT
                             ----------------------



ROYCE INVESTMENT GROUP, INC.
 As Representative of the Several Underwriters
199 Crossways Park Drive
Woodbury, New York  11797

                  BIRMAN MANAGED CARE, INC., a Delaware corporation (the "Company"), proposes to issue and sell to the underwriters named in Schedule A (the "Underwriters") of this Underwriting Agreement (the "Agreement"), for whom you are acting as representative (the "Representative"), an aggregate of 2,000,000 shares (the "Stock") of Common Stock, $.001 par value (such class of stock being herein called the "Common Stock"), of the Company. In addition, those stockholders of the Company named in Schedule B (the "Selling Stockholders") propose to grant to the Underwriters (or, at its option, the Representative, individually) the option referred to in Section 2(b) hereof to purchase all or any part of an aggregate of 300,000 additional shares of Common Stock. Unless the context otherwise indicates, the term "Stock" shall include the 300,000 additional shares referred to above. The Company further agrees to issue, upon the First Closing Date (as hereafter defined), the Representative's Stock Purchase Warrants more fully discussed in Section 14 below (the "Warrants"). The Stock, the Warrants, and the shares of Common Stock issuable upon exercise of the Warrants are herein collectively called the "Securities."

                  You have advised the Company and the Selling Stockholders that you and the other Underwriters desire to purchase, severally, the Stock, and that you have been authorized by the Underwriters to execute this agreement on their behalf. The Company and the Selling Stockholders confirm the agreements made by them with respect to the purchase of the Stock by the several Underwriters on whose behalf you are signing this Agreement, as follows:

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                  1. Representations and Warranties of the Company. The Company
represents and warrants to, and agrees with, the Underwriters that:

                     (a) A registration statement (File No. 333-11957) on Form S-B2 relating to the public offering of the Stock, including a form of prospectus subject to completion, copies of which have heretofore been delivered to you, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission under the Act and one or more amendments to such registration statement may have been so filed. After the execution of this Agreement, the Company will file with the Commission either (i) if such registration statement, as it may have been amended, has been declared by the Commission to be effective under the Act, a prospectus in the form most recently included in an amendment to such registration statement (or, if no such amendment shall have been filed, in such registration statement), with such changes or insertions as are required by Rule 430A under the Act or permitted by Rule 424(b) under the Act and as have been provided to and approved by the Representative prior to the execution of this Agreement, or (ii) if such registration statement, as it may have been amended, has not been declared by the Commission to be effective under the Act, an amendment to such registration statement, including a form of prospectus, a copy of which amendment has been furnished to and approved by the Representative prior to the execution of this Agreement. As used in this Agreement, the term "Registration Statement" means such registration statement, as amended at the time when it was or is declared effective, including all financial schedules and exhibits thereto and including any information omitted therefrom pursuant to Rule 430A under the Act and included in the Prospectus (as hereinafter defined); the term "Preliminary Prospectus" means each prospectus subject to completion filed with such registration statement or any amendment thereto (including the prospectus subject to completion, if any, included in the Registration Statement or any amendment thereto at the time it was or is declared effective); and the term "Prospectus" means (A) the prospectus first filed with the Commission pursuant to Rule 424(b) under the Act, or (B) if the prospectus included in the Registration Statement omits information in reliance upon Rule 430A of the Rules and Regulations and such information is included in a term sheet (as described in Rule 434(b) of the Rules and Regulations) filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, the prospectus included in the Registration Statement and such term sheet, taken together, or, (C) if no prospectus is required to be filed pursuant to said Rule 424(b), such term means the prospectus included in the Registration Statement; except that if such registration statement or prospectus is amended or such prospectus is supplemented, after the effective date of such registration statement and prior to the Option Closing Date (as hereinafter defined), the terms "Registration Statement" and "Prospectus" shall include such registration statement and prospectus as so amended, and the term "Prospectus" shall include the prospectus as so supplemented, or both, as the case may be.

                     (b) Neither the Commission nor the "blue sky" or securities authority of any jurisdiction has issued any order preventing or suspending the use of any Preliminary Prospectus relating to the proposed offering of the Securities nor instituted or, to the best



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knowledge of the Company, contemplated instituting proceedings for that purpose.
When the Registration Statement becomes effective and at all times subsequent thereto up to and on the First Closing Date or the Option Closing Date (as hereinafter defined), as the case may be, (i) the Registration Statement and Prospectus will in all respects conform to the requirements of the Act and the Rules and Regulations; and (ii) neither the Registration Statement nor the Prospectus will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make statements therein not misleading; provided, however, that the Company makes no representations, warranties or agreements as to information contained in or omitted from the Registration Statement or Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriters specifically for use in the preparation thereof. It is understood that the statements set forth in the Prospectus on page 2 with respect to stabilization, under the heading "Underwriting," and the identity of counsel to the Underwriters under the heading "Legal Matters" constitute the only information furnished in writing by or on behalf of the several
Underwriters for inclusion in the Registration Statement and Prospectus, as the case may be.

                  (c) The Company currently is not engaged in any business other than acting as a holding company for the capital stock of the subsidiaries listed on Schedule C hereto (each a "Subsidiary" and, collectively, the "Subsidiaries"). Other than the Subsidiaries, the Company does not own any stock or other equity interest in or control, directly or indirectly, any corporation, partnership or other entity or other subsidiaries. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full power and authority (corporate and other) to own or lease its properties and conduct its business as described in the Registration Statement and Prospectus and is duly qualified to transact business as a foreign corporation and is in good standing in all other jurisdictions in which the nature of its business or the character or location of its properties requires such qualification, except where failure to so qualify will not materially affect the Company's business, properties or financial condition.

                  (d) Each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization, with full corporate and other power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus; each Subsidiary is duly qualified to transact business as a foreign corporation and is in good standing in all jurisdictions in which the nature of its business or location of its properties requires such qualification, except where the failure to so qualify would not have a material adverse effect upon the business, properties or financial condition of such Subsidiary. Except as disclosed in the Registration Statement and the Prospectus, the Company or a wholly owned Subsidiary of the Company owns all of the outstanding capital stock of each Subsidiary free and clear of any security interest, claim, lien, charge, encumbrance, or adverse interest of any nature.

                  (e) The authorized, issued and outstanding capital stock of the Company as of September 30, 1996 is as set forth in the Prospectus under "Capitalization"; the shares of issued and outstanding capital stock of the Company set forth thereunder have been duly



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authorized, validly issued, and are fully paid and non-assessable and have been issued in compliance with all federal and state securities laws; except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or agreements or other rights to convert any obligation into, any shares of capital stock of the Company or any Subsidiary have been granted or entered into by the Company or any Subsidiary; and the Securities conform to all statements relating thereto contained in the Registration Statement and Prospectus. The descriptions of the Company's stock option and other stock-based plans and of the options or other rights granted and exercised thereunder, as set forth in the Registration Statement and the Prospectus, are accurate summaries and fairly present the information required to be shown with respect to such plans and rights in all material respects. Neither the Company nor any Subsidiary has any employee benefit plans (including, without limitation, pension, profit sharing, and welfare benefit plans) or deferred compensation arrangements, except as set forth in the Registration Statement and the Prospectus. The Company and its affiliates are not currently offering any securities other than the Securities, nor have they offered or sold any of the Company's securities, except as described in the Registration Statement and the Prospectus.

                  (f) The Securities have been duly authorized, and when paid for, issued, and delivered pursuant to this Agreement, will be duly authorized, validly issued, fully paid and non-assessable, and free of preemptive rights of any security holder of the Company. All necessary and proper corporate proceedings have been taken to validly authorize the issuance and sale of the Securities, and no further approval or authority of the stockholders or the Board of Directors of the Company is required for the issuance and sale of the Securities to be sold by the Company as contemplated herein. Neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated in this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock, except as described in the Registration Statement.

                  (g) The Company has the legal right, corporate power, and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement, the Warrants, the M/A Agreement, and the Consulting Agreement (to be delivered to you in accordance with Section 4(s) hereof) have been duly and validly authorized, executed and delivered by the Company and are legally binding upon and enforceable against the Company in accordance with their respective terms.

                  (h) Each approval, registration, qualification, license, permit, consent, order, authorization, designation, declaration, or filing by or with any regulatory, administrative, or other governmental body or agency necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional actions as may be required by the National Association of Securities Dealers, Inc. (the "NASD") or may be necessary to qualify the Securities for public offering under state securities or Blue Sky laws) has been obtained or made and each is in full force and effect.



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                  (i) Except as described in the Prospectus, neither the Company nor any of its Subsidiaries is in violation, breach or default of or under, and consummation of the transactions herein contemplated do not and will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any Subsidiary pursuant to the terms of any contract, lease, license, franchise, permit, indenture, mortgage, deed of trust, loan agreement or other agreement, obligation or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary may be bound or to which any of the property or assets of the Company or any Subsidiary is subject, nor will such action result in any violation of the provisions of the certificate of incorporation or the by-laws of the Company or any Subsidiary, as amended, or any statute or any order, rule or regulation applicable to the Company or any Subsidiary of any court or of any regulatory authority or other governmental body having jurisdiction over the Company or any Subsidiary.

                  (j) Subject to the qualifications stated in the Prospectus, the Company or one of its Subsidiaries has good and marketable title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, mortgages, security interests, pledges, charges, encumbrances or restrictions, except such as are not materially significant or important in relation to its business; all of the material leases and subleases under which the Company or a Subsidiary holds properties or assets as lessee or sublessee as described in the Prospectus are in full force and effect, and, except as described in the Prospectus, neither the Company nor any of its Subsidiaries is in default in any material respect with respect to any of the terms or provisions of any of such leases or subleases, and no claim has been asserted by anyone adverse to rights of the Company or any of its Subsidiaries as lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the right of the Company or any of its Subsidiaries to continued possession of the leased or subleased premises or assets under any such lease or sublease except as described or referred to in the Prospectus; and the Company or a Subsidiary owns or leases all such properties described in the Prospectus as are necessary to its operations as now conducted and, except as otherwise stated in the Prospectus, as proposed to be conducted as set forth in the Prospectus.

                  (k) Semple & Cooper, P.L.C. and BDO Seidman, LLP, who have given their reports on certain financial statements filed and to be filed with the Commission as a part of the Registration Statement, which are incorporated in the Prospectus, are, with respect to the Company, independent public accountants as required by the Act and the Rules and Regulations.

                  (l) The financial statements and schedules, together with related notes, set forth in the Prospectus or the Registration Statement present fairly the financial position and results of operations and changes in cash flow of the Company and the Subsidiaries on the basis stated in the Registration Statement, at the respective dates and for the respective periods to which they apply. Said statements schedules, and related notes have been prepared in accordance with generally accepted accounting principles applied on a basis which is consistent during the periods involved and with the Act and the Rules and Regulations, and all adjustments necessary



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for a fair presentation of results for such periods have been made. The information set forth under the captions "Dilution," "Capitalization" and "Selected Financial Data" in the Prospectus fairly present, on the basis stated in the Prospectus, the information included therein. No other financial statements or schedules are required to be included in the Registration Statement. The pro forma financial statements and other pro forma financial information included in the Registration Statement and the Prospectus have been prepared in accordance with the Act and the Rules and Regulations with respect to pro forma financial statements, have been properly compiled on a pro forma basis, and, in the opinion of the Company, the assumptions used in the preparation thereof were reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

                  (m) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, (i) there has not been any material adverse change or any development involving the likelihood of a future material adverse change in or affecting the condition, financial or otherwise, of the Company and the Subsidiaries taken as a whole or the earnings, business affairs, management, key personnel, properties or business prospects of the Company and the Subsidiaries taken as a whole, whether or not occurring in the ordinary course of business; (ii) there has not been any transaction entered into by the Company or any Subsidiary, other than transactions in the ordinary course of business or transactions specifically described in the Registration Statement and the Prospectus; (iii) neither the Company nor any Subsidiary has sustained any material loss or interference with its respective business or properties from fire, flood, windstorm, accident or other calamity; (iv) neither the Company nor any Subsidiary has paid or declared any dividends or other distribution with respect to its capital stock, and neither the Company nor any Subsidiary is in default in the payment of principal of or interest on any outstanding debt obligations; (v) there has not been any change in the capital stock or any issuance of options, warrants, or other rights to acquire capital stock or material increase in indebtedness of the Company or any Subsidiary; and
(vi) neither the Company nor any Subsidiary has any material contingent obligation which is not disclosed in the Registration Statement and the Prospectus or contained in the financial statements or related notes thereto.

                  (n) Except as set forth in the Prospectus, there is not now pending or, to the knowledge of the Company, threatened, any action, suit or proceeding to which the Company or any Subsidiary is a party before or by any court or governmental regulatory, or administrative agency or body or arbitral forum, which might result in any material adverse change in the condition (financial or other), business prospects, net worth, or properties of the Company or any Subsidiary, nor are there any actions, suits or proceedings related to environmental matters or related to discrimination on the basis of age, sex, religion or race; and no labor disputes involving the employees of the Company or any Subsidiary exist or are imminent which might be expected to adversely affect the conduct of the business, property or operations or the financial condition or results of operations of the Company or any Subsidiary. Neither the Company nor any Subsidiary is subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body or arbitral forum, which might result in a material adverse change in the business, assets, or condition of the Company or any Subsidiary.



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                  (o) Except as disclosed in the Prospectus, the Company and each Subsidiary has filed all necessary federal, state, local, and foreign income and franchise tax returns and has paid all taxes shown as due thereon and has paid all tax assessments received by it; and there is no tax deficiency or assessment which has been or to the knowledge of the Company might be asserted against the Company or any Subsidiary. Each of the Company and each Subsidiary has paid all sales, use, transfer, and other taxes applicable to it and its business and operations.

                  (p) Either the Company or a Subsidiary owns or possesses adequate and sufficient rights by license agreement or otherwise to use and enjoy the full rights in and to all patents, patent rights, trade secrets, license or royalty arrangements, trademarks and trademark rights, service marks, trade names, copyrights, know how or proprietary techniques or rights thereto of others, and governmental, regulatory or administrative authorizations, orders, permits, certificates, and consents necessary for the conduct of the business of the Company and its Subsidiaries; the Company is not aware of any pending or threatened action, suit, proceeding, or claim by others, either domestically or internationally, that the Company or any Subsidiary is violating any (A) patents, patent rights, copyrights, trademarks or trademark rights, inventions, service marks, trade names, licenses or royalty arrangements, trade secrets, know how or proprietary techniques or rights thereto of others, or (B) governmental, regulatory or administrative authorizations, orders, permits, certificates and consents; the Company is not aware, after due diligence, of any rights of third parties to, or any infringement of, any of the Company's or any Subsidiary's patents, patent rights, trademarks or trademark rights, copyrights, licenses or royalty arrangements, trade secrets, know how or proprietary techniques as well as processes and substances, or rights thereto of others, which could materially and adversely affect the use thereof by the Company or any Subsidiary or which would have a material adverse effect on the Company and the Subsidiaries taken as a whole; the Company is not aware, after due inquiry, of any pending or threatened action, suit, proceeding, or claim by others challenging the validity or scope of any of such patents, patent rights, trademarks or trademark rights, copyrights, licenses or royalty arrangements, trade secrets, know how, or proprietary techniques or rights thereto of others. The Company and its Subsidiaries possess no patents.

                  (q) The Company and each of its Subsidiaries is conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state, and federal environmental laws and regulations, except where the failure to so comply would not have a material adverse effect on the business or financial condition of the Company and the Subsidiaries taken as a whole (collectively "Governmental Laws and Regulations"). Without limiting the foregoing, the Company's current operations do not, and its proposed operations will not violate any Governmental Laws and Regulations described in the Registration Statement and the Prospectus. Except as described in the Registration Statement and the Prospectus, the Company and each of its Subsidiaries possesses adequate certificates or permits issued by the appropriate federal, state and local regulatory authorities necessary to conduct its respective business (as currently conducted and proposed to be conducted) and to retain possession of its respective



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properties. Neither the Company nor any Subsidiary has received any notice of any proceeding relating to the revocation or modification of any of these certificates or permits.

                  (r) All transactions among the Company or any Subsidiary and the officers, directors, and affiliates of the Company or any Subsidiary have been accurately disclosed in the Registration Statement and the Prospectus, to the extent required to be disclosed in the Registration Statement and the Prospectus in accordance with the Act and the Rules and Regulations. As used in this Agreement, the term "affiliate" shall mean a person or entity controlling, controlled by or under common control with any specified person or entity, or possessing the ability to direct, directly or indirectly, the management or policies of the controlled person or entity, whether through the ownership of voting securities, by contract, positions of employment, family relationships, service as an officer, director or partner of the person or entity, or otherwise.

                  (s) The Company and each Subsidiary maintains insurance of the types and in the amounts which it deems adequate for its business and which is customary for companies in its industry, including, but not limited to, general liability insurance and insurance covering all real and personal property owned or leased by the Company or any Subsidiary against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

                  (t) The Company has taken all appropriate steps reasonably necessary or appropriate to assure that otherwise than hereunder or with the prior written consent of the Representative, no offering, sale, or other disposition of any Common Stock of the Company will be made (A) for a period of two (2) years after the date of this Agreement, directly or indirectly, by the Company or any of its directors, officers, or holders of at least 5% of the Company's Common Stock as of the date of this Agreement, or (B) for a period of twenty-two (22) months after the date of this Agreement, by all other holders of the Company's Common Stock as of the date of this Agreement. For a period of two
(2) years from the effective date of the Registration Statement, the Company, at its expense, shall provide the Representatives with copies of the Company's daily transfer sheets, which shall be mailed to the Representatives no less frequently than weekly.

                  (u) The Company is classified as a "C" corporation with the Internal Revenue Service.

                  (v) The Company's board of directors consists of those persons listed in the Prospectus. Except as disclosed in the Prospectus, none of such persons is employed by the Company or any of its Subsidiaries nor is any of them affiliated with the Company or any of its Subsidiaries, except for service on its board of directors.

                  (w) The Company has not, directly or indirectly, at any time
(i) made any contributions to any candidate for political office, or failed to disclose fully any such contribution in violation of law or (ii) made any payment to any state, federal or foreign



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governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments or contributions required or allowed by applicable law. The Company's internal accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

                  (x) On the Closing Dates (hereinafter defined) all transfer or other taxes, (including franchise, capital stock or other tax, other than income taxes, imposed by any jurisdiction) if any, which are required to be paid in connection with the sale and transfer of the Securities to the several Underwriters hereunder will have been fully paid or provided for by the Company and all laws imposing such taxes will have been fully complied with.

                  (y) All contracts and other documents of the Company which are, under the Act and the Rules and Regulations, required to be described in the Registration Statement or filed as exhibits to the Registration Statement have been so described or filed.

                  (z) The Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock.

                  (aa) The Company has not, since the filing of the Registration Statement (a) sold, bid for, purchased, attempted to induce any person to purchase, or paid anyone any compensation for soliciting purchases of, its capital stock, or (b) paid or agreed to pay to any person any compensation for soliciting another person to purchase any securities of the Company, except for the sale of Securities under this Agreement.

                  (ab) The Company has not entered into any agreement pursuant to which any person is entitled, either directly or indirectly, to compensation from the Company or any Subsidiary for services as a finder or otherwise in connection with the public offering referred to herein; the Company has obtained a full release from any other investment banking firm(s) for any obligations to such firm(s) for services provided prior to the date of this Agreement or for any rights of such firm(s) to underwrite an offering of the Company's securities.

                  (ac) The Company is eligible to use Form SB-2 for the registration of the Securities.

                  (ad) Neither the Company, nor to its knowledge, after due and diligent inquiry, any person other than any Underwriter, has made any representation, promise or warranty, whether verbal or in writing, to anyone, whether an existing stockholder or not, that any of the Securities will be reserved for or directed to them during the proposed public offering.

                  (ae) Except as previously disclosed in writing by the Company to the Representative, no officer, director or stockholder of the Company has any National Association



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of Securities Dealers Inc. (the "NASD") affiliation, and the Company has no management or financial consulting agreement with any third party.

                  (af) The Company is not, and upon receipt of the proceeds from the sale of the Stock will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

                  (ag) The Company has not distributed and will not distribute prior to the First Closing Date any offering material in connection with the offering and sale of the Stock other than the Prospectus, the Registration Statement and the other materials permitted by the Act.

                  (ah) The Common Stock and the Warrants have been or will be registered under Section 12 of the Securities Exchange Act of 1954, as amended, (the "Exchange Act") and have been or will be approved for quotation on the Nasdaq National Market.

               2. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder represents and warrants to, and agrees with, the Underwriters that:

                  (a) Such Selling Stockholder has and at the Option Closing Date will have good and valid title to the Option Stock (as hereinafter defined) to be sold by such Selling Stockholder, free of any liens, encumbrances, equities and claims, and full right, power and authority (including any requisite corporate or partnership authority) to execute and deliver this Agreement and to effect the sale and delivery of such Option Stock; and upon the delivery of and payment for such Option Stock pursuant to this Agreement, good and valid title thereto, free of any lien, encumbrance, equity or claim will be transferred to the several Underwriters.

                  (b) The consummation by such Selling Stockholder of the transactions herein contemplated and the fulfillment by such Selling Stockholder of the terms hereof will not (i) result in a breach of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which such Selling Stockholder is a party, or of any order, rule or regulation applicable to such Selling Stockholder of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction, or (ii) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained and such as may be required under state securities or blue sky laws and applicable regulations of the NASD.

                  (c) Without having undertaken to determine independently the accuracy or completeness of either the representations and warranties of the Company contained herein or the information contained in the Registration Statement or the Prospectus (other than information pertaining to such Selling Stockholder), such Selling Stockholder has no knowledge of any material fact, condition or information relating to such Selling Stockholder which is not disclosed in the Registration Statement or the Prospectus; and the sale of the Option Stock by such Selling Stockholder pursuant hereto is not prompted by any information concerning the Company or any of the Subsidiaries which is not set forth in the Registration Statement or the Prospectus.



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                  (d) Such Selling Stockholder has duly executed and delivered a power of attorney and custody agreement (with respect to such Selling Stockholder, the "Power-of-Attorney" and the "Custody Agreement," respectively), each in the form heretofore delivered to the Representative, appointing __________________ and ___________________ as such Selling
Stockholder's attorney-in-fact (the "Attorney-in-Fact") with authority to execute, deliver and perform this Agreement on behalf of such Selling
Stockholder and appointing American Stock Transfer and Trust Company as custodian thereunder (the "Custodian"). Such Selling Stockholder has full power and authority to enter into the Custody Agreement and the Power-of-Attorney and to perform its obligations under the Custody Agreement. The Custody Agreement and the Power-of-Attorney have been duly executed and delivered by such Selling Stockholder and, assuming due authorization, execution and delivery by the Custodian, are the legal, valid, binding and enforceable instruments of such Selling Stockholder. Such Selling Stockholder agrees that the Stockholder's shares of Option Stock placed on deposit with the Custodian are subject to the interests of the Underwriters hereunder, that the arrangements made for such custody, the appointment of the Attorney-in-Fact and the right, power and authority of the Attorney-in-Fact to execute and deliver this Agreement, to agree on the price at which the Stockholder's shares of Stock Option are to be sold to the Underwriters, and to carry out the terms of this Agreement, are to that extent irrevocable and that the obligations of such Selling Stockholder hereunder shall not be terminated, except as provided in this Agreement or the Custody Agreement, by any act of such Selling Stockholder, by operation of law or otherwise. If the Selling Stockholder shall die or become incapacitated, or if any other event should occur, before the delivery of such Option Stock hereunder, the certificates for such Option Stock deposited with the Custodian shall be delivered by the Custodian in accordance with the respective terms and conditions of this Agreement as if such death, incapacity, or other event had not occurred, regardless of whether or not the Custodian or the Attorney-in-Fact shall have received notice thereof.

                  (e) Such Selling Stockholder has not (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Stock or (ii) since the filing of the Registration Statement,
(A) sold, bid for, purchased, attempted to induce any person to purchase, or paid anyone any compensation for soliciting purchases of, the Stock, or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company (except for the sale of Option Stock by such Selling Stockholder under this Agreement).

               3. Purchase, Delivery and Sale of the Stock.

                  (a) Subject to the terms and conditions of this Agreement, and upon the basis of the representations, warranties, and agreements herein contained, the Company agrees to issue and sell to the Underwriters, and each such Underwriter agrees, severally and not jointly, to buy from the Company at the gross price per share indicated in the Prospectus (the "Initial Price") less the Underwriters' discount of ten percent (10%) of the Initial Price, at the place and time hereinafter specified, the number of shares of Stock set forth opposite the names of the

Underwriters in Schedule A attached hereto (the "First Stock") plus any additional shares of Stock which such Underwriters may become obligated to purchase pursuant to the provisions of Section 11 hereof. The First Stock shall consist of 2,000,000 shares of Stock to be purchased from the Company.

                  Delivery of the First Stock against payment therefor shall take place at the offices of O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, One East Camelback Road, Phoenix, Arizona 85012 (or at such other place as may be designated by agreement between you and the Company) at 8:00 a.m., Mountain Standard time, on February __, 1997 , or at such later time and date as you may designate, such time and date of payment and delivery for the First Stock being herein called the "First Closing Date."

                  (b) In addition, subject to the terms and conditions of this Agreement, and upon the basis of the representations, warranties and agreements herein contained, each Selling Stockholder hereby grants an option to the several Underwriters (which may be exercised, at its option, by the Representative, individually) to purchase all or any part of the number of shares set forth next to such Selling Stockholder's name on Schedule B at the Initial Price, less the Underwriters' discount (such additional Stock, representing an aggregate of 300,000 shares of Stock, being referred to herein as the "Option Stock"). This option may be exercised within 45 days after the effective date of the Registration Statement upon notice by the Representative to the Company advising as to the amount of Option Stock as to which the option is being exercised, the names and denominations in which the certificates for such Option Stock are to be registered and the time and date when such certificates are to be delivered. Such time and date shall be determined by the Representative but shall not be earlier than one nor later than ten full business days after the exercise of said option, nor in any event prior to the First Closing Date, and such time and date is referred to herein as the "Option Closing Date." The Company shall promptly deliver a copy of such notice to each of the Selling Stockholders. Delivery of the Option Stock against payment therefor shall take place at the offices of O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, One East Camelback Road, Phoenix, Arizona 85012. The number of shares of Option Stock to be purchased from each Selling Stockholder shall be determined by multiplying the total number of shares of Option Stock for which the option is being exercised by a fraction, the numerator of which is the maximum number of share of Option Stock to be sold by such Selling Stockholder (as set forth next to such Selling Stockholder's name on Schedule B) and the denominator of which is 300,000 (the maximum number of shares of Option Stock that may be sold by all Selling Stockholders pursuant to this Section 3(b)); subject, however, to such adjustment as the Representative may approve to eliminate fractional shares. The number of shares of Option Stock to be purchased by each Underwriter, if any, shall bear the same percentage to the total number of shares of Option Stock being purchased by the several Underwriters pursuant to this Section 3(b) as the number of shares of First Stock such Underwriter is purchasing bears to the total number of the First Stock being purchased pursuant to Section 3(a), as adjusted, in each case by the Representative in such manner as the Representative may deem appropriate. The Option granted hereunder may be exercised only to cover overallotments in the sale by the Underwriters of First Stock referred to in Section 3(a) above or to permit purchases by the Underwriters to the extent permitted by law. In the event the Company declares or pays a dividend or distribution on its Common Stock, whether in the form of cash, shares of Common Stock or any other consideration, prior to the Option Closing Date, such dividend or distribution shall also be paid on the Option Stock at the Option Closing Date.

                  (c) The Company will make the certificates for the Stock to be purchased by the Underwriters hereunder available to you for checking at least one full business day prior to the First Closing Date or the Option Closing Date (which are collectively referred to herein as the "Closing Dates"). The certificates shall be in such names and denominations as you may request, at least two full business days prior to the Closing Dates. Time shall be of the essence and delivery at the time and place specified in this Agreement is a further condition to the obligations of each Underwriter.

                  Definitive certificates in negotiable form for the Stock to be purchased by the Underwriters hereunder will be delivered by the Company to you for the accounts of the several Underwriters against payment of the respective purchase prices therefor by the several Underwriters, by certified or bank cashier's checks or wire transfer in New York Clearing House (next day) funds, payable to the order of the Company.

                  In addition, in the event the Underwriters (or the Representative, individually) exercise the option to purchase from the Selling Stockholders all or any portion of the Option Stock pursuant to the provisions of Section 3(b) above, payment for such stock shall be made to or upon the order of the Company by certified or bank cashier's checks or wire transfer payable in New York Clearing House funds at the offices of O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, at the time and date of delivery of such Stock as required by the provisions of Section 3(b) above, against receipt of the certificates for such Stock by the Representative for the respective accounts of the several Underwriters registered in such names and in such denominations as the Representative may request.

                  It is understood that you, individually and not as Representative of the several Underwriters, may (but shall not be obligated to) make any and all payments required pursuant to this Section 3 on behalf of any Underwriters whose check or checks shall not have been received by the Representative at the time of delivery of the Stock to be purchased by such Underwriter or Underwriters. Any such payment by you shall not relieve any such Underwriter or underwriters of any of its or their obligations hereunder. It is also understood that you, individually rather than all of the Underwriters, may (but shall not be obligated to) purchase the Option Stock referred to in subsection (b) of this Section 3, but only to cover overallotments.

                  (d) It is understood that the several Underwriters are to make a public offering of the First Stock as soon as the Representative deems it advisable to do so. The First Stock is to be initially offered to the public at the Initial Price set forth in the Prospectus. The Representative from time to time thereafter may change the public offering price and other selling terms. To the extent, if at all, that any Option Stock is purchased pursuant to Section 3(b) hereof, the Underwriters will offer them to the public on the foregoing terms. It is further understood that the Representative will act on behalf of the Underwriters in the offering and sale of the Stock, in accordance with an Agreement Among Underwriters entered into by the Representative and the several other Underwriters on or prior to the date hereof. The Representative shall have the right to associate with other underwriters and dealers as it may determine and shall have the right to grant to such persons such concessions out of the underwriting discount to be received by the Underwriters as it may determine, under and pursuant to a Selected Dealers' Agreement.

               4. Covenants of the Company. The Company covenants and agrees with the several Underwriters that:

                  (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the time of execution of this Agreement, to become effective as promptly as possible. If required, the Company will file the Prospectus and any amendment or supplement thereto with the Commission in the manner and within the time period required by Rule 424(b) of the Rules and Regulations and, if applicable, a term sheet as described in Rule 434(b)of the Rules and Regulations. Upon notification from the Commission that the Registration Statement has become effective, the Company will so advise you and will not at any time, whether before or after the effective date, file any amendment to the Registration Statement or supplement to the Prospectus of which you shall not previously have been advised and furnished with a copy or to which you or your counsel shall have objected in writing or which is not in compliance with the Act and the Rules and Regulations. At any time prior to the later of
(A) the completion by all of the Underwriters of the distribution of the Stock contemplated hereby (but in no event more than nine months after the date on which the Registration Statement shall have become or been declared effective) and (B) 25 days after the date on which the Registration Statement shall have become or been declared effective (the "Minimum Period"), the Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or Prospectus which, in your opinion, may be necessary or advisable in connection with the distribution of the Stock.

                  As soon as the Company is advised thereof, the Company will advise you, and confirm the advice in writing, of the receipt of any comments of the Commission, of the effectiveness of any post-effective amendment to the Registration Statement, of the filing of any supplement to the Prospectus or any amended Prospectus, of any request made by the Commission for amendment of the Registration Statement or for supplementing of the Prospectus or for additional information with respect thereto, of the issuance by the Commission or any state or regulatory body of any stop order or other order or threat thereof suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Stock for offering in any jurisdiction, or of the institution of any proceedings for any of such purposes, and will use its best efforts to prevent the issuance of any such order, and, if issued, to obtain as soon as possible the lifting thereof.

                  The Company has caused to be delivered to you copies of each Preliminary Prospectus, and the Company has consented and hereby consents to the use of such copies for the purposes permitted by the Act. The Company authorizes the Underwriters and dealers to use the Prospectus in connection with the sale of the Stock for such period as in the opinion of counsel to the several Underwriters the use thereof is required to comply with the applicable provisions of the Act and the Rules and Regulations. In case of the happening, at any time within such period as a Prospectus is required under this Act to be delivered in connection with sales by an underwriter of any event of which the Company has knowledge and which materially affects the Company or the securities of the Company, or which in the opinion of counsel for the Company or counsel for the Underwriters should be set forth in an amendment of the Registration Statement or a supplement to the Prospectus in order to make the statements therein not then misleading, in light of the circumstances existing at the time the Prospectus is required to be delivered to a purchaser of the Stock or in case it shall be necessary to amend or supplement the Prospectus to comply with law or with the Rules and Regulations, the Company will notify you promptly and forthwith prepare and furnish to you copies of such amended Prospectus or of such supplement to be attached to the Prospectus, in such quantities as you may reasonably request, in order that the Prospectus, as so amended or supplemented, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements in the Prospectus, in the light of the circumstances under which they are made, not misleading. The preparation and furnishing of any such amendment or supplement to the Registration Statement or amended Prospectus or supplement to be attached to the Prospectus shall be without expense to the Underwriters, except that in case any Underwriter is required, in connection with the sale of the Stock, to deliver a Prospectus nine months or more after the effective date of the Registration Statement, the Company will upon request of and at the expense of the Underwriter, amend or supplement the Registration Statement and Prospectus and furnish the Underwriter with reasonable quantities of prospectuses complying with Section 10(a)(3) of the Act.

                  The Company will comply with the Act, the Rules and Regulations and the Securities Exchange Act of 1934 and the rules and regulations thereunder in connection with the offering and issuance of the Stock.

                  (b) The Company will use its best efforts to qualify the Securities for sale under the securities or "blue sky" laws of such jurisdictions as the Representative may designate and will make such applications, file such documents, furnish such information, and take other actions as may be required for that purpose and to comply with such laws, provided the Company shall not be required to qualify as a foreign corporation or a dealer in securities or to execute a general consent to service of process in any jurisdiction in any action other than one arising out of the offering or sale of the Stock. The Company will, from time to time, prepare and file such statements and reports as are or may be required to continue such qualification in effect for so long a period as the Underwriters may reasonably request.

                  (c) If the sale of the Stock provided for herein is not consummated for any reason caused by the Company, the Company shall pay all costs and expenses incident to the performance of the Company's obligations hereunder, including but not limited to, all of the expenses itemized in Section 10, including the accountable expenses of the Underwriters, including legal fees.

                  (d) For so long as the Company is a reporting company under either Section 12(g) or 15(d) of the Securities Exchange Act of 1934, the Company, at its expense, will furnish to its stockholders an annual report (including financial statements audited by independent public accountants), in reasonable detail, and at its expense, will furnish to you during the period ending five (5) years from the date hereof, (i) as soon as practicable after the end of each fiscal year, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, together with consolidated statements of income, surplus, and cash flow of the Company and its Subsidiaries for such fiscal year, all in reasonable detail and accompanied by a copy of the certificate or report thereon of independent accountants; (ii) as soon as practicable after the end of each of the first three fiscal quarters of each fiscal year, consolidated summary financial information of the Company for such quarter in reasonable detail; (iii) as soon as they are available, a copy of all reports (financial or other) mailed to security holders; (iv) as soon as they are available, a copy of all non-confidential reports and financial statements furnished to or filed with the Commission of any securities exchange or automated quotation system on which any class of securities of the Company is listed; and (v) such other information as you may from time to time reasonably request. The Company will deliver to the Representative similar reports with respect to significant subsidiaries, as that term is defined in the Rules and Regulations, which are not consolidated in the Company's financial statements. The Company will also use its best efforts to cause its officers, directors, and beneficial owners of 10% or more of any of its registered securities to deliver a copy of any of the Commission Forms 3, 4, and 5 filed with the Commission to the Representative, and the Company shall deliver copies of all such Forms received by it to the Representative.

                  (e) The Company will deliver to you at or before the First Closing Date two signed copies of the Registration Statement including all financial statements and exhibits filed therewith, and of all amendments thereto, and will deliver to the several Underwriters such number of conformed copies of the Registration Statement, including such financial statements but without exhibits, and of all amendments thereto, as the several Underwriters may reasonably request. The Company will deliver to or upon the order of the several Underwriters, from time to time until the effective date of the Registration Statement, as many copies of any Preliminary Prospectus filed with the Commission prior to the effective date of the Registration Statement as the Underwriters may reasonably request. The Company will deliver to the Underwriters on the effective date of the Registration Statement and thereafter for so long as a Prospectus is required to be delivered under the Act, from time to time, as many copies of the Prospectus, in final form, or as thereafter amended or supplemented, as the Underwriters may from time to time reasonably request.

                  (f) The Company will make generally available to its security holders and deliver to you as soon as it is practicable to do so but in no event later than 90 days after the end of twelve months after its current fiscal quarter, an earnings statement (which need not be audited) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement, which shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations and will advise the Representative in writing when such statement has been so made available and will furnish the Representative with a true and correct copy thereof.

                  (g) The Company will apply the net proceeds from the sale of the Stock for the purposes set forth under "Use of Proceeds" in the Prospectus, and will file such reports with the Commission with respect to the sale of the Stock and the application of the proceeds therefrom as may be required pursuant to Rule 463 under the Act.

                  (h) The Company will, promptly upon your request, prepare and file with the Commission any amendments or supplements to the Registration Statement, Preliminary Prospectus or Prospectus and take any other action, which in the reasonable opinion of O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, P.A., counsel to the several Underwriters, may be reasonably necessary or advisable in connection with the distribution of the Stock, and will use its best efforts to cause the same to become effective as promptly as possible.

                  (i) The Company will reserve and keep available that maximum number of its authorized but unissued shares of Common Stock which are issuable upon exercise of the Warrants outstanding from time to time.

                  (j) For a period of two (2) years after the date of this Agreement, no officer, director or holder of at least 5% of the Company's Common Stock (the "Principal Stockholders") will offer, sell or dispose of, directly or indirectly, any shares of Common Stock without the prior written consent of the Representative. In addition, for a period of twenty-two (22) months after the date of this Agreement, none of the other holders, as of the date of this Agreement, of the Company's Common Stock or options or warrants to acquire shares of Common Stock will offer, sell, or dispose of, directly or indirectly, any shares of Common Stock without the prior written consent of the Representative. In order to enforce this covenant, the Company has required each of person listed on Schedule D to enter into an agreement substantially in the form set forth on Schedule E, and has required each other holder of Common Stock or options or warrants to acquire Common Stock to enter into an agreement substantially as set forth on Schedule F. The Company has furnished the Representative with an executed copy of each such agreement. The Company also shall impose stop-transfer instructions with respect to the shares owned by all such persons until the end of such period.

                  (k) The Company will use its best efforts to (i) cause a registration statement under the Exchange Act, if not already effective, to be declared effective concurrently with the completion of this offering and will notify the Representative in writing immediately upon the effectiveness of such registration statement, and (ii) if requested by the Representative, to obtain and keep current a listing in the Standard & Poors or Moody's Industrial OTC Manual. The Company will make all filings required, including registration under the Securities Exchange

Act, to obtain the listing of its Common Stock on the Nasdaq National Market, and will effect and maintain such listing for at least five (5) years from the date of this Agreement.

                  (l) The Company and each of the Principal Stockholders represents that it, he, or she has not taken and agree that it, he, or she will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Stock or to facilitate the sale or resale of the Stock.

                  (m) On the Closing Date, and simultaneously with the delivery of the Stock, the Company shall execute and deliver to you, individually and not as representative of the Underwriters, the Warrants. The Warrants will be substantially in the form of the Representative's Stock Purchase Warrant filed as Schedule G hereto.

                  (n) During the twenty-four (24) month period commencing on the date of this Agreement, the Company will not, without the Representative's prior written consent, sell, contract to sell, issue for other purposes or otherwise dispose of any securities of the Company other than (i) shares of Common Stock issuable on the exercise of any options, warrants, or other rights which are disclosed in the Prospectus and (ii) shares of Common Stock issuable upon the exercise of options granted to employees, officers or directors after the date of this Agreement if such options are reasonable and are granted in good faith and at prices which are not less than the greater of (A) the initial public offering price of the Stock or (B) the fair market value of the Common Stock on the date of grant. During the six (6) month period commencing on the date of this Agreement, the Company will not, without the prior written consent of the Representative, grant options to any current officer of the Company. During the one (1) year period commencing on the date of this Agreement, the Company will not, without the prior written consent of the Representative, file a registration statement (on Form S-8 or otherwise) covering the issuance of any shares of Common Stock upon exercise of stock options. During the three year period from the First Closing Date, the Company will not, without the prior written consent of the Representative offer or sell or permit any of its officers to offer or sell any of its securities pursuant to Regulation S under the Act or in any financing in which the actual price of its equity securities that are or will be sold or issued cannot be determined accurately at the time of initial sale or placement.

                  (o) David N. Birman, M.D., will be President of the Company on the Closing Dates. The Company has obtained key person life insurance on the life of Dr. Birman in an amount of not less than $1.0 million and will use its best efforts to maintain such insurance until the end of the third anniversary of the date of this Agreement, or, if such individual's employment is terminated prior to such date, to maintain such insurance on his successor until the expiration of such period. For a period of thirteen months from the date of this Agreement, the compensation of the executive officers of the Company shall not be increased from the compensation levels disclosed in the Prospectus.

                  (p) During the one (1) year period commencing on the date of this Agreement, the Company will not, without the Representative's prior written consent, (i) undertake or authorize any change in its capital structure; (ii) authorize, create, issue or sell any funded obligations, notes or other evidences of indebtedness, except in the ordinary course of business; (iii) consolidate or merge with or into any other corporation or effect a material corporate reorganization of the Company; or (iv) create any mortgage or any lien upon any of its properties or assets, except in the ordinary course of its business.

                  (q) The Company will, for a period of five (5) years from the Closing Date, use its best efforts, including but not limited to the solicitation of proxies, to appoint or elect one (1) designee of the Representative to the Company's board of directors. Such designee shall be entitled to receive reimbursement for all reasonable expenses incurred in attending such meetings, including, but not limited to, expenses for food, lodging, and transportation.

                  (r) The Company has appointed American Stock Transfer and Trust Company as the Company's transfer agent for the Common Stock. Unless the Representative otherwise consents in writing, the Company will continue to retain a transfer agent reasonably satisfactory to the Representative for a period of one year following the First Closing Date. The Company will make arrangements to have available at the office of the transfer agent sufficient quantities of certificates representing the Stock and shares of Common Stock issuable upon the exercise of the Warrants as may be needed for the quick and efficient transfer of the Stock as contemplated hereunder and for the one-year period following the First Closing Date or Option Closing Date, whichever occurs later.

                  (s) On the Closing Date and simultaneously with the delivery of the Stock the Company shall execute and deliver to you, individually and not as representative of the Underwriters (i) an agreement with you regarding mergers, acquisitions, joint ventures and certain other forms of transactions, in the form previously delivered to the Company by you (the "M/A Agreement") and
(ii) pay the entire payment under a one-year consulting agreement in the form previously delivered to the Company by you (the "Consulting Agreement").

                  (t) For a period of five (5) years from the Effective Date the Company (i) at its expense, shall cause its regularly engaged independent certified public accountants to review (but not audit) the Company's financial statements for each of the first three (3) fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company's SB quarterly report, and the mailing of quarterly financial information to stockholders and (ii) shall not change its accounting firm within the prior written consent of the Chairman or the President of the Representative.

                  (u) As promptly as practicable after the Closing Date, the Company will prepare, at its own expense, hard cover "bound volumes" relating to the offering, and will distribute at least four of such volumes to the individuals designated by the Representative or counsel to the Underwriters.

                  (v) The Company shall, for a period of six years after the date of this Agreement, submit such reports to the Secretary of the Treasury and to stockholders, as the Secretary may require, pursuant to Section 1202 of the Internal Revenue Code, as amended, or regulations promulgated thereunder, in order for the Company to qualify as a "small business" so that stockholders may realize special tax treatment with respect to their investment in the Company.

                  (w) The Company shall not grant registration rights to any person which are exercisable prior to thirteen (13) months after the First Closing Date.

               5. Covenants of the Selling Stockholders. Each Selling Stockholder covenants and agrees with the several Underwriters that:

                  (a) For a period of 120 days after the effective date of the Registration Statement, such Selling Stockholder will not (i) take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Stock or (ii) directly or indirectly, without the prior written consent of the Representative, on behalf of the Underwriters, (A) bid for, purchase, attempt to induce any person to purchase, or pay anyone any compensation for soliciting purchases of, the Stock or (B) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company (except for the sale of Stock by the Selling Stockholder under this Agreement).

                  (b) As soon as such Selling Stockholder is advised thereof, such Selling Stockholder will advise the Representative (and immediately thereafter confirm such advice in writing), (i) of receipt by such Selling Stockholder, or by any representative or agent of such Selling Stockholder, of any communication from the Commission relating to the Registration Statement, the Prospectus or any Preliminary Prospectus, or any notice or order of the Commission relating to the Company or such Selling Stockholder in connection with the transactions contemplated by this Agreement and (ii) of the happening of any event which makes or may make any statement made in the Registration Statement, the Prospectus or any Preliminary Prospectus relating to such Selling Stockholder untrue or that requires the making of any change in the Registration Statement, the Prospectus or such Preliminary Prospectus, as the case may be, in order to make any such statement relating to such Selling Stockholder, in light of the circumstances in which it was made, not misleading.

               6. Conditions of Underwriters' Obligation. The obligations of the several Underwriters to purchase and pay for the Stock which they have respectively agreed to purchase hereunder, are subject to the accuracy (as of the date hereof, and as of the Closing Dates) of and compliance with the representations and warranties of the Company herein, to the performance by the Company of its covenants and obligations hereunder, and to the following conditions:

                  (a) The Registration Statement shall have become effective and you shall have received notice thereof not later than 10:00 A.M., New York time, on the day following the date of this Agreement, or at such later time or on such later date as to which you may agree in writing; on or prior to the Closing Dates no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that or a similar purpose shall have been instituted or shall be pending or, to your knowledge or to the knowledge of the Company, shall be contemplated by the Commission; any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, P.A., counsel to the several Underwriters; and no stop order shall be in effect denying or suspending effectiveness of such qualification nor shall any stop order proceedings with respect thereto be instituted or pending or threatened. If required, the Prospectus shall have been filed with the Commission in the manner and within the time period required by Rules 424(b) and 430A under the Act.

                  (b) At the First Closing Date, you shall have received the opinion, addressed to the Underwriters, dated as of the First Closing Date, of Rudnick & Wolfe, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                      (i) the Company and each of its Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of its incorporation, with full corporate power and authority to own its properties and conduct its business as described in the Registration Statement and Prospectus; the Company and each of its Subsidiaries is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or leasing of its properties or conduct of its business requires such qualification, except where the failure to qualify would not have a material adverse effect upon the business or financial condition of the Company or such Subsidiary;

                      (ii) to the best knowledge of such counsel after due inquiry, (a) the Company has obtained, or is in the process of obtaining, all licenses, permits and other governmental authorizations necessary to the conduct of its business as described in the Prospectus, (b) such licenses, permits and other governmental authorizations obtained are in full force and effect, and (c) the Company is in all material respects complying therewith;

                      (iii) the authorized capitalization of the Company as of September 30, 1996, is as set forth under "Capitalization" in the Prospectus; all shares of the Company's outstanding stock requiring authorization for issuance by the Company's board of directors have been duly authorized, validly issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; the outstanding shares of Common Stock of the Company have not been issued in violation of the preemptive rights of any shareholder and the shareholders of the Company do not have any preemptive rights or other rights to subscribe for or to purchase, nor are there any restrictions upon the voting or transfer of any of the Stock; the Securities conform to the description thereof contained in the Prospectus; the Securities have been duly authorized and, when issued and delivered pursuant to this Agreement, will be duly and validly issued, fully paid, non-assessable, free of preemptive rights and no personal liability will attach to the ownership thereof; no further approval or authority of the stockholders or the Board of Directors of the Company is required for the issuance and sale of the Securities to be sold by the Company as contemplated herein; all prior sales by the Company of the Company's securities have been made in compliance with or under an exemption from registration under the Act and applicable state securities laws and the stockholders of the Company have no recision rights with respect to any outstanding securities of the Company; and to the best of such counsel's knowledge, neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any registration rights or other rights, other than those which have been waived or satisfied for or relating to the registration of any shares of Common Stock;

                  (iv) each of this Agreement, the Warrants, the M/A Agreement and the Consulting Agreement have been duly and validly authorized, executed and delivered by the Company and assuming due execution by each other party hereto, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the application of equitable principles in any action, legal or equitable, and except as rights to indemnity or contribution may be limited by applicable law);

                  (v) the certificates evidencing the Stock are in due and proper form; the Warrants will be exercisable for shares of Common Stock of the Company in accordance with the terms of the Warrants and at the prices therein provided for; the shares of Common Stock of the Company issuable upon exercise of the Warrants have been duly authorized and reserved for issuance upon such exercise and such shares, when issued upon such exercise in accordance with the terms of the Warrants and at the price provided for, will be duly and validly issued, fully paid and non-assessable;

                  (vi) after due inquiry, such counsel knows of no pending or threatened legal or governmental actions, suits, or proceedings to which the Company or any of its Subsidiaries is a party which could materially adversely affect the business, property, financial condition or operations of the Company or any of its subsidiaries or which question the validity of the Common Stock of the Company, the Stock, this Agreement, the Warrants, the M/A Agreement or the Consulting Agreement, or of any action taken or to be taken by the Company pursuant to this Agreement, the Warrants, the M/A Agreement or the Consulting Agreement, and no such proceedings are known to such counsel to be contemplated against the Company or any of its Subsidiaries; there are no governmental proceedings or regulations required to be described or referred to in the Registration Statement which are not so described or referred to; to the best of such counsel's knowledge, after due inquiry, neither the Company nor any Subsidiary is a party or is subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body or agency or arbitral forum; and during the course of its ordinary due diligence, which does not include knowledge of the Company's and its Subsidiaries' day-to-day operations, nothing has come to the attention of such counsel that would suggest that the Company or any of its Subsidiaries is not conducting business in compliance with all applicable laws, statutes, rules and regulations of any state and of the United States of America, except where the failure to so comply would not have a material adverse effect on the business or financial condition of the Company and the Subsidiaries taken as a whole.

                  (vii) neither the Company nor any of its Subsidiaries is in violation of or default under, nor will the execution and delivery of this Agreement, the Warrants, the M/A Agreement or the Consulting Agreement, and the incurrence of the obligations herein or therein set forth and the consummation of the transactions herein or therein contemplated, result in a breach or violation of, or constitute a default under the certificate of incorporation or by-laws, in the performance or observance of any material obligations, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness or in any contract, indenture, mortgage, loan agreement, lease, joint venture or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of its properties may be bound or in violation of any material order, rule, regulation, writ, injunction, or decree of any government, governmental instrumentality or court, domestic or foreign;

                  (viii) the Registration Statement has become effective under the Act, and to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for that purpose have been instituted or are pending before, or threatened by, the Commission; the Registration Statement, all Preliminary Prospectuses, and the Prospectus (except for the financial statements and other financial data contained therein, or omitted therefrom, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Rules and Regulations; any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules and Regulations has been made in the manner and within the time period required by such Rule 424(b).

                  (ix) such counsel has participated in the preparation of the Registration Statement and the Prospectus and nothing has come to the attention of such counsel to cause such counsel to have reason to believe that the Registration Statement or any amendment thereto at the time it became effective or as of the Closing Dates contained any untrue statement of a material fact required to be stated therein or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any supplement thereto contains any untrue statement of a material fact or omits to state a material fact necessary in order to make statements therein, in light of the circumstances under which they were made, not misleading (except, in the case of both the Registration Statement and any amendment thereto and the Prospectus and any supplement thereto, for the financial statements, notes thereto and other financial information and schedules contained therein, as to which such counsel need express no opinion);

                  (x) all descriptions in the Registration Statement and the Prospectus, and any amendment or supplement thereto, of contracts and other documents are accurate and fairly present the information required to be shown, and such counsel is familiar with all contracts and other documents referred to in the Registration Statement and the Prospectus and any such amendment or supplement or filed as exhibits to the Registration Statement, and such counsel does not know of any contracts or documents of a character required to be summarized or described therein or to be filed as exhibits thereto which are not so summarized, described or filed;

                  (xi) no authorization, approval, consent, or license of any governmental or regulatory authority or agency is necessary in connection with the authorization, issuance, transfer, sale or delivery of the Stock by the Company, in connection with the execution, delivery and performance of this Agreement by the Company or in connection with the taking of any action contemplated herein, or the issuance of the Warrants or the Common Stock underlying the Warrants, other than registrations or qualifications of the Stock under applicable state or foreign securities or Blue Sky laws and registration under the Act;

                  (xii) the statements in the Registration Statement under the captions "Business," "Use of Proceeds," "Management," and "Description of Common Stock" have been reviewed by such counsel and insofar as they refer to descriptions of agreements, statements of law, descriptions of statutes, licenses, rules or regulations or legal conclusions, are correct in all material respects;

                  (xiii) the Stock has been duly authorized for quotation on the Nasdaq National Market; and

                  (xiv) the statements of federal or state law or regulation contained under the captions "Risk Factors" and "Business -- Government Regulation" and other references in the Registration Statement and Prospectus, and any amendment or supplement thereto, to regulatory matters (collectively, the "Regulatory Portion") are, to the extent that they constitute matters of law or legal conclusions, in all material respects, correct and accurate statements or summaries of applicable federal or state law and regulations, subject to the qualifications set forth therein; and the Regulatory Portion of the Registration Statement and the Prospectus, at the time the Registration Statement became effective and at the First Closing Date, did not contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            Such opinions shall also cover such matters incident to the transactions contemplated hereby as the Representative or counsel for the Underwriters shall reasonably request. In rendering such opinion, such counsel may rely upon certificates of any officer of the Company or public officials as to matters of fact; and may rely as to all matters of law other than the law of the United States or of the State of Delaware upon opinions of counsel satisfactory to you, in which case the opinion shall state that they have no reason to believe that you and they are not entitled to so rely.

              (c) All corporate proceedings and other legal matters relating to this Agreement, the Registration Statement, the Prospectus and other related matters shall be satisfactory to or approved by O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, P.A., counsel to the several Underwriters, and you shall have received from such counsel a signed opinion, dated as of the First Closing Date, together with copies thereof for each of the other Underwriters, with respect to the validity of the issuance of the Stock, the form of the Registration Statement and Prospectus (other than the financial statements and other financial data contained therein), the execution of this Agreement and other related matters as you may reasonably require. The Company shall have furnished to counsel for the several Underwriters such documents as they may reasonably request for the purpose of enabling them to render such opinion.

              (d) You shall have received on the date hereof and on the First Closing Date and the Option Closing Date, as the case may be, a signed letter from Semple & Cooper, P.L.C., auditors for the Company, dated the date hereof, the First Closing Date, and the Option Closing Date, as the case may be, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter signed by such firm and dated and delivered to the Representative on each date noted above the following matters:

                  (i) They are independent public accountants with respect to the Company within the meaning of the Act.

                  (ii) The financial statements and schedules included in the Registration Statement and Prospectus covered by their reports therein set forth comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable Rules and Regulations.

              (e) You shall have received on the date hereof and on the First Closing Date and the Option Closing Date, as the case may be, a signed letter from BDO Siedman, LLP, auditors for the Company, dated the date hereof, the First Closing Date, and the Option Closing Date, as the case may be, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter signed by such firm and dated and delivered to the Representative on each date noted above the following matters:

                  (i) They are independent public accountants with respect to the Company within the meaning of the Act.

                  (ii) The financial statements and schedules included in the Registration Statement and Prospectus covered by their reports therein set forth comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable Rules and Regulations.

                  (iii) On the basis of procedures (but not an examination in accordance with generally accepted auditing standards) consisting of a reading of the minutes of meetings and consents of the stockholders and board of directors of the Company and the

Subsidiaries and the committees of such boards subsequent to June 30, 1996, as set forth in the minute books of the Company and the Subsidiaries, inquiries of officers and other employees of the Company and the Subsidiaries who have responsibilities for financial and accounting matters with respect to transactions and events subsequent to June 30, 1996, and such other specified procedures and inquires to a date not more than five days prior to the date of each such letter, nothing has come to their attention which in their judgment would indicate that (A) with respect to the period subsequent to June 30, 1996, there were, as of the date of the most recent available monthly consolidated financial statements of the Company and, as of a specified date not more than five days prior to the date of such letter, any changes in the capital stock or long-term indebtedness of the Company or payment or declaration of any dividend or other distribution, or decrease in net current assets, total assets or net stockholder's equity, in each case as compared with the amounts shown in the most recent audited consolidated financial statements included in the Registration Statement and the Prospectus, except for changes or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter or (B) during the period from June 30, 1996, to the date of the most recent available monthly unaudited consolidated financial statements of the Company and to a specified date not more than five days prior to the date of such letter, there was any decrease, as compared with the corresponding period in the prior fiscal year, in total revenues or total or per share net income, except for decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter.

                  (iv) Stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings and other financial information pertaining to the Company set forth in the Registration Statement and the Prospectus, which have been specified by the Representative, to the extent that such amounts, numbers and percentages and information may be derived from the general accounting and financial records of the Company and its subsidiaries or from schedules furnished by the Company, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified reasonings, inquiries and other appropriate procedures specified by the Representative (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in such letter heretofore delivered, and found them to be in agreement.

                  (v) Stating that although they are unable to and do not express an opinion on the unaudited pro forma financial statements (the "Pro Forma Financial Statements") included in the Registration Statement, they have
(A) read the Pro Forma Financial Statements, (B) made inquiries of appropriate officials of the Company who have responsibility for financial and accounting matters about the bases for their determination of the pro forma adjustments to the historical amounts in the Pro Forma Financial Statements and whether the Pro Forma Financial Statements comply in form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations, and
(C) proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the Pro Forma Financial Statements, and that on the basis of such procedures and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that the Pro Forma Financial Statements do not comply in form in all material respects with the applicable requirements of the Act and the Rules and Regulations and that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

                  (vi) Such other matters as may be reasonably requested by the Underwriters. All such letters shall be in form and substance satisfactory to the Representative and its counsel.

              (f) At the Closing Dates, (i) the representations and warranties of the Company contained in this Agreement shall be true and correct with the same effect as if made on and as of the Closing Dates and the Company shall have performed all of its obligations hereunder and satisfied all the conditions on its part to be satisfied at or prior to such Closing Date, (ii) the Registration Statement and the Prospectus and any amendments or supplements thereto shall contain all statements which are required to be stated therein in accordance with the Act and the Rules and Regulations, and in all material respects conform to the requirements thereof, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) there shall have been, since the respective dates as of which information is given, no material adverse change, or any development involving a prospective material adverse change in the business, properties or condition (financial or otherwise), results of operations, capital stock, long-term or short-term debt or general affairs of the Company or any of its Subsidiaries from that set forth in the Registration Statement and the Prospectus, except changes which the Registration Statement and Prospectus indicate might occur after the effective date of the Registration Statement, and neither the Company nor any of its Subsidiaries shall have incurred any material liabilities or agreement not in the ordinary course of business other than as referred to in the Registration Statement and Prospectus; and (iv) except as set forth in the Prospectus, no action, suit or proceeding at law or in equity shall be pending or threatened against the Company or any of its Subsidiaries which would be required to be set forth in the Registration Statement, and no proceedings shall be pending or threatened against the Company or any of its Subsidiaries before or by any commission, board or administrative agency in the United States or elsewhere, wherein an unfavorable decision, ruling or finding would materially and adversely affect the business, property, condition (financial or otherwise), results of operations or general affairs of the Company or any of its Subsidiaries, and (v) you shall have received, at the First Closing Date, a certificate signed by each of the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated as of the First Closing Date, evidencing compliance with the provisions of this Section 6(f).

              (g) The Company shall have furnished to you such further certificates and documents confirming the representations, warranties and covenants contained herein and related matters as you may reasonably have requested.

              (h) You shall have received from each person listed on Schedule D hereto an agreement in the form set forth on Schedule E hereto, and from each of the Company's other stockholders an agreement in the form set forth on Schedule F hereto.

              (i) The Securities and the Warranties shall be qualified in such states as the Representative may reasonably request and each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date or Option Closing Date, as the case may be.

              (j) The Company shall have obtained a full release from any other investment banking firm(s) for any obligations to such firm(s) for services provided prior to the date of this Agreement or for any rights of such firm(s) to underwrite an offering of the Company's securities.

              (k) The Company stock shall have been approved for quotation on the Nasdaq National Market.

              (l) Upon exercise of the option provided for in Section 3(b) hereof, the obligations of the several Underwriters (or, at its option, the Representative, individually) to purchase and pay for the Option Stock referred to therein will be subject (as of the date hereof and as of the Option Closing
Date) to the following additional conditions:

                  (i) The Registration Statement shall remain effective at the Option Closing Date, and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending, or, to your knowledge or the knowledge of the Company, shall be contemplated by the Commission, and any reasonable request on the part of the Commission for additional information shall have been complied with to the satisfaction of O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, P.A., counsel to the several Underwriters.

                  (ii) At the Option Closing Date there shall have been delivered to you as Representative the signed opinion of Rudnick & Wolfe, counsel for the Company, dated as of the Option Closing Date, in form and substance satisfactory to O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, P.A., counsel to the several Underwriters, together with copies of such opinion for each of the other several underwriters, which opinion shall be substantially the same in scope and substance as the opinion furnished to you at the First Closing Date pursuant to Section 6(b), except that such opinion, where appropriate, shall cover the Option Stock.

                  (iii) At the Option Closing Date there shall have been delivered to you as Representative the signed opinion of Rudnick & Wolfe, counsel for the Selling Stockholders, dated the Option Closing Date, to the effect that:

                  (A) to the knowledge of such counsel, each Selling Stockholder has full power and authority to enter into this Agreement, the Custody Agreement and the Power-of-Attorney and to sell, transfer and deliver the number of shares of the Stock being sold by the Selling Stockholder hereunder in the manner provided in this Agreement and to perform its obligations under the Custody Agreement; the execution and delivery of this Agreement, the Custody Agreement and the Power-of-Attorney have been duly authorized by all necessary action of each Selling Stockholder; this Agreement, the Custody Agreement and the Power-of-Attorney have been duly executed and delivered by each Selling Stockholder; assuming due authorization, execution and delivery by the Custodian, the Custody Agreement and the Power-of-Attorney are the legal, valid, binding and enforceable instruments of each Selling Stockholder, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

                  (B) to such counsel's best knowledge upon due investigation, the delivery by each Selling Stockholder to the several Underwriters of certificates for the number of shares of Option Stock being sold hereunder by such Selling Stockholder against payment therefor as provided herein, will convey good and marketable title to such securities to the several Underwriters, free and clear of all security interests, liens, encumbrances, equities, claims or other defects, provided that the Shareholder's Securities were acquired by the several Underwriters for value in good faith and without notice (within the meaning of Section 8-302 of the Uniform Commercial Code) of any such security interests, liens, encumbrances, equities, claims or other defects; and

                  (C) to the knowledge of such counsel, the sale of each Stockholder's Option Stock to the Underwriters by such Selling Stockholder pursuant to this Agreement, the compliance by each Selling Stockholder with the other provisions of this Agreement, the Custody Agreement and the consummation by each Selling Stockholder of the other transactions herein contemplated do not
(A) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained and such as may be required under state securities or blue sky laws or (B) conflict with or result in a breach or violation of any of the terms and provisions of
(1) any statute, rule or regulation or (2) any judgment, decree or order of any court or arbitrator, in each case known to such counsel, which is applicable to any Selling Stockholder.

      In rendering such opinions, such counsel may rely, as to matters of fact, to the extent such counsel deems proper, on certificates of the Selling Stockholders and executive officers of the Company and public officials.

             (iv) You shall have received a certificate from each Selling Stockholder, signed by such Selling Stockholder, dated the Option Closing Date, to the effect that:

                                            (A)  the representations and
warranties of such Selling Stockholder in this Agreement are true and correct as if made on and as of the Option Closing Date;

                                            (B)  to the extent that any
statements or omissions are made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder specifically for use therein, the Registration Statement, as amended as of the Option Closing Date, does not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented as of the Option Closing Date, does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and

                                            (C)  such Selling Stockholder has
performed all covenants and agreements on its part to be performed or satisfied under this Agreement at or prior to the Option Closing Date.

                                    (v)     At the Option Closing Date there
shall have been delivered to you a certificate of the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Option Closing Date, in form and substance satisfactory to O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, P.A., counsel to the several Underwriters, substantially the same in scope and substance as the certificate furnished to you at the First Closing Date pursuant to Section 6(e).

                                    (vi)    At the Option Closing Date there
shall have been delivered to you letters in form and substance satisfactory to you from Semple & Cooper, P.L.C., and BDO Seidman, LLP, as set forth in Sections 6(d) and 6(e).

                                    (vii)   All proceedings taken at or prior to
the Option Closing Date in connection with the sale and issuance of the Option Stock shall be satisfactory in form and substance to you, and you and O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, P.A., counsel to the several Underwriters, shall have been furnished with all such documents, certificates, affidavits and opinions as you may request in connection with this transaction in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company or its compliance with any of the covenants or conditions contained herein.

                           (m)      No action shall have been taken by the
Commission or the NASD the effect of which would make it improper, at any time prior to the Closing Dates, for members of the NASD to execute transactions (as principal or agent) in the Common Stock and no proceedings for the taking of such action shall have been instituted or shall be pending, or, to the knowledge of the Underwriter or the Company, shall be contemplated by the Commission or the

NASD. The Company represents that at the date hereof it has no knowledge that any such action is in fact contemplated by the Commission or the NASD. The Company shall advise the Underwriter of any NASD affiliation of any of its officers, directors, stockholders or their affiliates.

                  If any of the conditions herein provided for in this Section shall not have been fulfilled as of the date indicated, this Agreement and all obligations of the several Underwriters under this Agreement may be cancelled at, or at any time prior to, each Closing Date by the Representative. Any such cancellation shall be without liability of the Underwriters to the Company.

                  7. Conditions of the Obligations of the Company. The obligation of the Company to sell and deliver the Securities is subject to the following conditions:

                           (a)      The Registration Statement shall have become
effective not later than 10:00 A.M. New York time, on the day following the date of this Agreement, or on such later date as the Company and the Representative may agree to in writing.

                           (b)      At the Closing Dates, no stop orders
suspending the effectiveness of the Registration Statement shall have been issued under the Act or any proceedings therefor initiated or threatened by the Commission.

                  If the conditions to the obligations of the Company provided for in this Section have been fulfilled on the First Closing Date but are not fulfilled after the First Closing Date and prior to the Option Closing Date, then only the obligation of the Company to sell and deliver the Stock on exercise of the option provided for in Section 3(b) hereof shall be affected.

                  8.       Indemnification.

                           (a)(i)   The Company agrees to indemnify and hold
harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all attorneys' fees), to which such Underwriter or such controlling person may become subject, under the Act or otherwise, and will reimburse, as incurred, such Underwriter and such controlling persons for any legal or other expenses reasonably incurred in connection with investigating, defending against or appearing as a third party witness in connection with any losses, claims, damages or liabilities, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in (A) the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, (B) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Securities under the securities laws thereof (any such application, document or information being hereinafter called a "Blue Sky Application"), or arise out of or are based upon the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, Prospectus, or any amendment or supplement thereto, or in any Blue Sky Application, a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriters specifically for use in the preparation of the Registration Statement or any such amendment or supplement thereof or any such Blue Sky Application or any such preliminary Prospectus or the Prospectus or any such amendment or supplement thereto. This indemnity will be in addition to any liability which the Company may otherwise have.

                           (a)(ii)  Each Selling Stockholder agrees to indemnify
and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all attorneys' fees), to which such Underwriter or such controlling person may become subject, under the Act or otherwise, and will reimburse, as incurred, such Underwriter and such controlling persons for any legal or other expenses reasonably incurred in connection with investigating, defending against or appearing as a third party witness in connection with any losses, claims, damages or liabilities, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in (A) the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, (B) any Blue Sky Application or other document executed by the Company specifically for that purpose or based upon written information furnished by such Selling Stockholder filed in any state or other jurisdiction in order to qualify any or all of the Securities under the securities laws thereof or arise out of or are based upon the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, Prospectus, or any amendment or supplement thereto, or in any Blue Sky Application, a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such Selling Stockholder will not be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriters specifically for use in the preparation of the Registration Statement or any such amendment or supplement thereof or any such Blue Sky Application or any such preliminary Prospectus or the Prospectus or any such amendment or supplement thereto. In no event, however, shall the liability of any Selling Shareholder for indemnification under this Section 8(a)(ii) exceed the proceeds received by such Selling Shareholder from the Underwriters in the offering. This indemnity will be in addition to any liability which such Selling Stockholder may otherwise have.

                  (b) Each Underwriter severally, but not jointly, will indemnify and hold harmless the Company, the Selling Stockholders, each of its directors, each nominee (if any) for director named in the Prospectus, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees) to which the Company, such Selling Stockholder, or any such director, nominee, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, (i) in reliance upon and in conformity with written information furnished to the Company by you or by any Underwriter through you specifically for use in the preparation thereof and (ii) relates to the transactions effected by the Underwriters in connection with the offer and sale of the Securities contemplated hereby, it being understood that the statements set forth in the Prospectus on page 2 with respect to stabilization, under the heading "Underwriting," and the identity of counsel to the Underwriters under the heading "Legal Matters" constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Registration Statement and Prospectus, as the case may be. This indemnity agreement will be in addition to any liability which the Underwriters may otherwise have.

                  (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify in writing the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, subject to the provisions herein stated, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that if the indemnified party is an Underwriter or a person who controls such Underwriter within the meaning of the Act, the fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party or (ii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the indemnifying party and in the judgment of the Representative, it is advisable for the Representative or such Underwriters or controlling persons to be represented by separate counsel (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all such Underwriters and controlling persons, which firm shall be designated in writing by you). No settlement of any action against an indemnified party shall be made without the consent of the indemnifying party, which shall not be unreasonably withheld in light of all factors of importance to such indemnifying party.

                  9. Contribution. In order to provide for just and equitable contribution under the Act in any case in which (i) any Underwriter makes claim for indemnification pursuant to Section 8 hereof but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that the express provisions of Section 8 provide for indemnification in such case, or (ii) contribution under the Act may be required on the part of any Underwriter, then the Company and the Selling Stockholders and each person who controls the Company and the Selling Stockholders, in the aggregate, and any such Underwriter shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees) in either such case (after contribution from others) in such proportions that all such Underwriters are responsible in the aggregate for that portion of such losses, claims, damages or liabilities represented by the percentage that the underwriting discount per share appearing on the cover page of the Prospectus bears to the public offering price appearing thereon, and the Company and the Selling Stockholders shall be responsible for the remaining portion, provided, however, that (a) if such allocation is not permitted by applicable law then the relative fault of the Company, the Selling Stockholders, and the Underwriters and controlling persons, in the aggregate, in connection with the statements or omissions which resulted in such damages and other relevant equitable considerations shall also be considered. The relative fault shall be determined by reference to, among other things, whether in the case of an untrue statement of a material fact or the omission to state a material fact, such statement or omission relates to information supplied by the Company, the Selling Stockholders, or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Stockholders, and the Underwriters agree that it would not be just and equitable if the respective obligations of the Company, the Selling Stockholders, and the Underwriters to contribute pursuant to this Section 9 were to be determined by pro rata or per capita allocation of the aggregate damages

(even if the Underwriters and their respective controlling persons in the aggregate were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this Section 9 and (b) that the contribution of each contributing Underwriter shall not be in excess of its proportionate share (based on the ratio of the number of Stock purchased by such Underwriter to the number of Stock purchased by all contributing Underwriters) of the portion of such losses, claims, damages or liabilities for which the Underwriters are responsible. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. As used in this paragraph, the term "Underwriter" includes any officer, director, or other person who controls an Underwriter within the meaning of Section 15 of the Act, the word "Company" includes any officer, director, or person who controls the Company within the meaning of Section 15 of the Act. If the full amount of the contribution specified in this paragraph is not permitted by law, then any Underwriter and each person who controls any Underwriter shall be entitled to contribution from the Company, the Selling Stockholders, and their respective officers, directors and controlling persons to the full extent permitted by law. The foregoing contribution agreement shall in no way affect the contribution liabilities of any persons having liability under Section 11 of the Act other than the Company, the Selling Stockholders, and the Underwriters. No contribution shall be requested with regard to the settlement of any matter from any party who did not consent to the settlement; provided, however, that such consent shall not be unreasonably withheld in light of all factors of importance to such party.

                  10.   Costs and Expenses.

                        (a) Whether or not this Agreement becomes effective or the sale of the Stock to the Underwriters is consummated, the Company will pay all costs and expenses incident to the performance of this Agreement by the Company and the Selling Stockholders including, but not limited to, the fees and expenses of counsel to the Company and the Selling Stockholders and of the Company's and the Selling Stockholders' accountants; the costs (up to $10,000) of investigative reports regarding the Company, its principal stockholders and/or its officers and directors; the costs and expenses incident to the preparation, printing, filing and distribution under the Act of the Registration Statement (including the financial statements therein and all amendments and exhibits thereto), Preliminary Prospectus and the Prospectus, as amended or supplemented, the fee of the NASD in connection with the filing required by the NASD relating to the offering of the Securities contemplated hereby; all expenses, including reasonable fees and disbursements of counsel to the Underwriters, in connection with the qualification of the Securities under the state securities or blue sky laws which the Representative shall designate; the cost of printing and furnishing to the several Underwriters copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, this Agreement, the Agreement Among Underwriters, Selling Agreement, Underwriters' Questionnaire, Underwriters' Power of Attorney and the Blue Sky Memorandum; any fees relating to the listing of the Common Stock on the Nasdaq National Market or other securities exchange; the cost of printing the certificates representing the Stock; the fees of the transfer agent; the costs of advertising, including the cost (up to $20,000) of publication of at least three "tombstones" of the offering (at least one of which shall be in a national business newspaper and one of which shall be in a major New York newspaper; the cost of preparing at least four hard cover "bound volumes" relating to the offering for individuals designated by the Underwriter; and all other costs and expenses incident to the performance of the Company's obligations under this Agreement which are not otherwise provided for in this Section. The Company shall pay any and all taxes (including any transfer, franchise, capital stock or other tax imposed by any jurisdiction) on sales to the Underwriters hereunder. The Company will also pay all cost and expenses incident to the furnishing of any amended Prospectus or of any supplement to be attached to the Prospectus as called for in Section 5(a) of this Agreement except as otherwise set forth in said Section.

                  (b) In addition to the foregoing expenses the Company shall at the First Closing Date pay to Royce Investment Group, Inc. in its individual rather than representative capacity, a non-accountable expense allowance of three percent (3%) of the gross proceeds of the sale of First Stock $( ), of which $25,000 has been paid. In the event the overallotment option is exercised, the Company shall pay to Royce Investment Group, Inc. at the Option Closing Date an additional amount equal to three percent (3%) of the gross proceeds on exercise of the overallotment option. In the event the transactions contemplated hereby are not consummated by reason of any action of the Company (other than as a result of a reduction by the Underwriters of the number of shares of Stock to be purchased from the Company or a reduction of the Initial Price at which the Stock is to be purchased from the Company) or because of a breach by the Company of any covenant, representation or warranty herein, the Company shall be liable for the accountable out-of-pocket expenses of the Underwriters, including legal fees and disbursements, up to $100,000, and in any event the Underwriters may retain amounts theretofore paid to them as set forth above to the extent such amounts represent accountable out-of-pocket expenses

                  (c) No person is entitled either directly or indirectly to compensation from the Company, from any Selling Stockholder, from the Representative or from any other person for services as a finder in connection with the proposed offering, and the Company and Selling Stockholders agree to indemnify and hold harmless the Representative and the other Underwriters, against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), to which the Company, the Selling Stockholders, the Representative or such other Underwriter or person may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the claim of any person (other than an employee of the party claiming indemnity) or entity that he or it is entitled to a finder's fee in connection with the proposed offering by reason of such person's or entity's influence or prior contact with the indemnifying party.

              11. Substitution of Underwriters. If any Underwriters shall for any reason not permitted hereunder cancel their obligations to purchase the First Stock hereunder, or shall fail to take up and pay for the number of First Stock set forth opposite their respective names in Schedule A hereto upon tender of such First Stock in accordance with the terms hereof, then:

                  (a) If the aggregate number of shares of First Stock which such Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of First Stock, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the First Stock which such defaulting Underwriter or Underwriters agreed but failed to purchase.

                  (b) If any Underwriter or Underwriters so default and the agreed number of First Stock with respect to which such default or defaults occurs is more than 10% of the total number of First Stock, the remaining Underwriters shall have the right to take up and pay for (in such proportion as may be agreed upon among them) the First Stock which the defaulting Underwriter or Underwriters agreed but failed to purchase. If such remaining Underwriters do not, at the First Closing Date, take up and pay for the First Stock which the defaulting Underwriter or Underwriters agreed but failed to purchase, the time for delivery of the First Stock shall be extended to the next business day to allow the several Underwriters the privilege of substituting within twenty-four hours (including nonbusiness hours) another underwriter or underwriters satisfactory to the Company. If no such underwriter or underwriters shall have been substituted as aforesaid, within such twenty-four hour period, the time of delivery of the First Stock may, at the option of the Company, be again extended to the next following business day, if necessary, to allow the Company the privilege of finding within twenty-four hours (including nonbusiness hours) another underwriter or underwriters to purchase the First Stock which the defaulting Underwriter or Underwriters agreed but failed to purchase. If it shall be arranged for the remaining Underwriters or substituted Underwriters to take up the First Stock of the defaulting Underwriter or Underwriters as provided in this Section, (i) the Company or the Representative shall have the right to postpone the time of delivery for a period of not more than seven business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (ii) the respective numbers of First Stock to be purchased by the remaining Underwriters or substituted Underwriters shall be taken at the basis of the underwriting obligation for all purposes of this Agreement.

            If in the event of a default by one or more Underwriters and the remaining Underwriters shall not take up and pay for all the First Stock agreed to be purchased by the defaulting Underwriters or substitute another underwriter or underwriters as aforesaid and the Company shall not find or shall not elect to seek another underwriter or underwriters for such First Stock as aforesaid, then this Agreement shall terminate.

            If, following exercise of the option provided in Section 3(b) hereof, any Underwriter or Underwriters shall for any reason not permitted hereunder cancel their obligations to purchase Option Stock at the Option Closing Date, or shall fail to take up and pay for the number of Option Stock, which they become obligated to purchase at the Option Closing Date upon tender of such Option Stock in accordance with the terms hereof, then the remaining Underwriters or substituted Underwriters may take up and pay for the Option Stock of the defaulting Underwriters in the manner provided in Section 11(b) hereof. If the remaining

Underwriters or substituted Underwriters shall not take up and pay for all such Option Stock, the Underwriters shall be entitled to purchase the number of Option Stock for which there is no default or, at their election, the option shall terminate and the exercise thereof shall be of no effect.

                  As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. In the event of termination, there shall be no liability on the part of any nondefaulting Underwriter to the Company, provided that the provisions of this Section 11 shall not in any event affect the liability of any defaulting Underwriter to the Company arising out of such default.

                  12. Effective Date. The Agreement shall become effective upon its execution except that you may, at your option, delay its effectiveness until 11:00 A.M., New York time on the first full business day following the effective date of the Registration Statement, or at such earlier time after the effective date of the Registration Statement as you in your discretion shall first commence the initial public offering by the Underwriters of any of the Stock. The time of the initial public offering shall mean the time of release by you of the first newspaper advertisement with respect to the Stock, or the time when the Stock is first generally offered by you to dealers by letter or telegram, whichever shall first occur. This Agreement may be terminated by you at any time before it becomes effective as provided above, except that Sections 4(c), 8, 9, 10, 15, 16, 17 and 18 shall remain in effect notwithstanding such termination.

                  13. Termination.

                      (a) This Agreement, except for Sections 4(c), 8, 9, 10, 15, 16, 17 and 18 hereof, may be terminated at any time prior to the First Closing Date, and the option referred to in Section 3(b) hereof, if exercised, may be cancelled at any time prior to the Option Closing Date, by you if in your judgment it is impracticable to offer for sale or to enforce contracts made by the Underwriters for the resale of the Stock agreed to be purchased hereunder by reason of (i) the Company having sustained a material loss, whether or not insured, by reason of fire, earthquake, flood, accident or other calamity, or from any labor dispute or court or government action, order or decree; (ii) trading in securities on the New York Stock Exchange, the American Stock Exchange, the Nasdaq Small Cap Market or the Nasdaq National Market having been suspended or limited; (iii) material governmental restrictions having been imposed on trading in securities generally (not in force and effect on the date hereof); (iv) a banking moratorium having been declared by federal or New York state authorities; (v) an outbreak of international hostilities or other national or international calamity or crisis or change in economic or political conditions having occurred; (vi) a pending or threatened legal or governmental proceeding or action relating generally to the Company's business, or a notification having been received by the Company of the threat of any such proceeding or action, which could materially adversely affect the Company; (vii) except as contemplated by the Prospectus, the Company is merged or consolidated into or all or substantially all of the capital stock or assets of the Company are acquired by another company or group or there exists a binding legal commitment for the foregoing or any other material change of ownership or control occurs; (viii) the passage by the Congress of the United

States or by any state legislative body, or federal or state agency or other authority of any act, measure, rule or regulation, or the adoption of any orders, rules or regulations by any governmental body or any authoritative accounting institute or board, or any governmental executive, which is reasonably believed likely by the Representative to have a material impact on the business, financial condition or financial statements of the Company or the market for the securities offered pursuant to the Prospectus; (ix) any adverse change in the financial or securities markets beyond normal market fluctuations, having occurred since the date of this Agreement, or (x) any material adverse change having occurred, since the respective dates of which information is given in the Registration Statement and Prospectus, in the earnings, business, prospects or general condition of the Company, financial or otherwise, whether or not arising in the ordinary course of business.

                      (b) If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section 13 or in
Section 12, the Company shall be promptly notified by you, by telephone or telegram, confirmed by letter.

                  14. Warrants. At or before the First Closing Date, the Company will sell to Royce Investment Group, Inc. (for its own account and not as Representative of the several Underwriters), or its designees for a consideration of $100, and upon the terms and conditions set forth in the form of Warrant attached as Schedule G hereto, Warrants to purchase an aggregate of 200,000 shares of Common Stock of the Company. In the event of conflict in the terms of this Agreement and the Warrants, the language of the Warrants shall control.

                  15. Representations, Warranties and Agreements to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company or the Selling Stockholders, where appropriate, and the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters, the Company, the Selling Stockholders, or any of their respective officers or directors or any controlling person and will survive delivery of and payment of the Securities and the termination of this Agreement.

                  16. Notice. Any communications specifically required hereunder to be in writing, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to them at Royce Investment Group, Inc., 199 Crossways Park Drive, Woodbury, New York 11797, with a copy sent to O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, One East Camelback Road, Phoenix, Arizona 85012; or if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Birman Managed Care, Inc., 502 Gould Drive, Cookeville, Tennessee 38506; and if sent to the Selling Stockholders, will be mailed, delivered, or telegraphed and confirmed to the Attorney-in-Fact at
____________________________________.

                  17. Parties in Interest. The Agreement herein set forth is made solely for the benefit of the several Underwriters, the Company, the Selling Stockholders, any person controlling the Company or any of the several Underwriters, and directors of the Company, nominees for directors (if any) named in the Prospectus, its officers who have signed the

Registration Statement, and their respective executors, administrators, successors, and assigns and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such purchaser, from any of the several Underwriters of the Stock. All of the obligations of the Underwriters hereunder are several and not joint.

                  18. Applicable Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be entirely performed within New York.

                  19. Execution in Counterparts. This Agreement and any notices delivered hereunder may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement and any and all notices may be delivered by telecopy and shall be effective upon receipt, with the original of such document to be deposited promptly in the United States mail or overnight delivery service.

                  If the foregoing is in accordance with your understanding of our agreement, kindly sign and return this agreement, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

                                     Very truly yours,

                                     BIRMAN MANAGED CARE, INC.


                                     By:______________________________________

                                     Its:_____________________________________


                                     EACH OF THE SELLING STOCKHOLDERS
                                     NAMED IN SCHEDULE B HERETO



                                     By:______________________________________
                                              Attorney-in-Fact

                  The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

                                          ROYCE INVESTMENT GROUP, INC.


                                            For itself and as Representative
                                            of the several Underwriters


                                          By:________________________________

                                          Its:_______________________________

                                   SCHEDULE A

                                  UNDERWRITERS

Name of Underwriter              Number of Stock to be Purchased
-------------------              -------------------------------
Royce Investment Group, Inc.
Continental Broker-Dealer Corp.



                                 Total:
                                                       ---------
                                                       2,000,000
                                                       =========

                                   SCHEDULE B

                              SELLING STOCKHOLDERS

                                 Maximum
      Name of                Number of Shares
Selling Stockholders           to be Sold
--------------------         ----------------




                      Total:
                                      -------
                                      300,000
                                      =======